Exhibit 10.19

FIFTH AMENDMENT TO EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN

THIS FIFTH AMENDMENT (the “Fifth Amendment”) to EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN (“Plan”) is executed as of the 1st day of October, 2006.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the Plan on February 21, 2002, which was approved by the shareholders of the Company at the 2002 annual meeting.

WHEREAS, the Company entered into a First Amendment to the Plan dated as of February 7, 2003, a Second Amendment to the Plan dated as of June 10, 2003, a Third Amendment to the Plan dated as of April 25, 2005 and a Fourth Amendment to the Plan dated as of February 1, 2006.

WHEREAS, the Company desires to further amend the Plan pursuant to this Fifth Amendment to make a minor modification to ensure compliance with current stock option accounting rules.

NOW THEREFORE, the Plan is further amended as follows:

1.                                       AMENDMENTS. The first sentence of Section 13 of the Plan is hereby amended by deleting the word “may” in the seventh line thereof and replacing it with the word “shall”.

2.                                       PLAN IN FULL FORCE AND EFFECT.  After giving effect to this Fifth Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel